PROSPECTUS SUPPLEMENT                                         File No. 333-52822
---------------------                                             Rule 424(b)(3)
(To Prospectus Supplement and Prospectus
dated January 24, 2001)
Prospectus number:      2086


                             Merrill Lynch & Co., Inc.
                           Medium Term Notes, Series B
                   Due Nine Months or More from Date of Issue


                                Fixed Rate Notes


Principal Amount:  $200,000,000        Original Issue Date:    February 7, 2001

CUSIP Number:      59018Y GA3          Stated Maturity Date:   February 6, 2004


Day Count Convention:
---------------------
[ ]  Actual/360

[X]  30/360

[ ]  Actual/Actual


Interest Rate Basis:
--------------------
[X]  LIBOR                             [ ]  Commercial Paper Rate

[ ]  CMT Rate                          [ ]  Eleventh District Cost of Funds Rate

[ ]  Prime Rate                        [ ]  CD Rate

[ ]  Federal Funds Rate                [ ]  Other (see attached)

[ ]  Treasury Rate

   Designated CMT Page:                Designated LIBOR Page:
        CMT Telerate Page:                  LIBOR Telerate Page:
        CMT Reuters Page:                   LIBOR Reuters Page:


Index Maturity:          N/A               Minimum Interest Rate: Not Applicable

Spread:                  N/A               Maximum Interest Rate: Not Applicable

Initial Interest Rate:   5.7000%           Spread Multiplier:     Not Applicable



Interest Payment Dates:    Each February 6th and August 6th, commencing on
                           August 6th, 2001, subject to Following Business Day
                           Convention.

Repayment at the
Option of the Holder:      The Notes cannot be repaid prior to the Stated
                           Maturity Date.

Redemption at the
Option of the Company:     The Notes cannot be redeemed prior to the Stated
                           Maturity Date.

Form: The Notes are being issued in fully registered book-entry form.

Trustee:                   The Chase Manhattan Bank

Dated:                     February 2, 2001